Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Siebert Financial Corp. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2022, as filed with the SEC on the date hereof (the “Report”), I, Andrew H. Reich, in my capacity as Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Report filed by the Company with the SEC fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition of the Company and results of operations of the Company for the period covered by the report.

/s/ Andrew H. Reich	Date: August 15, 2022
Andrew H. Reich Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary (Principal executive, financial and accounting officer)

A signed original of this written statement required by Section 906, or other documents authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Siebert Financial Corp. and will be retained by Siebert Financial Corp. and furnished to the SEC or its staff upon request.